A special meeting of the fund's shareholders was held on March 16, 2005. The results of votes taken among shareholders on proposals before them are reported below. Each vote reported represents one dollar of net asset value held on the record date for the meeting.

PROPOSAL 1
To amend the Declaration of Trust to allow the Board of Trustees, if permitted by applicable law, to authorize fund mergers without shareholder approval. A
	# of Votes	% of Votes
Affirmative	2,528,641,310.15	78.206
Against	564,203,456.22	17.450
Abstain	110,645,729.35	3.422
Broker Non-Votes	29,820,088.56	.922
TOTAL	3,233,310,584.28	100.000
PROPOSAL 2
To elect a Board of Trustees. A
	# of Votes	% of Votes
Laura B. Cronin
Affirmative	3,098,360,264.82	95.826
Withheld	134,950,319.46	4.174
TOTAL	3,233,310,584.28	100.000
Dennis J. Dirks
Affirmative	3,107,298,775.80	96.103
Withheld	126,011,808.48	3.897
TOTAL	3,233,310,584.28	100.000
Robert M. Gates
Affirmative	3,099,540,344.54	95.863
Withheld	133,770,239.74	4.137
TOTAL	3,233,310,584.28	100.000
George H. Heilmeier
Affirmative	3,099,895,859.45	95.874
Withheld	133,414,724.83	4.126
TOTAL	3,233,310,584.28	100.000
Abigail P. Johnson
Affirmative	3,088,523,692.94	95.522
Withheld	144,786,891.34	4.478
TOTAL	3,233,310,584.28	100.000
Edward C. Johnson 3d
Affirmative	3,086,649,248.72	95.464
Withheld	146,661,335.56	4.536
TOTAL	3,233,310,584.28	100.000
Marie L. Knowles
Affirmative	3,103,737,298.31	95.993
Withheld	129,573,285.97	4.007
TOTAL	3,233,310,584.28	100.000
Ned C. Lautenbach
Affirmative	3,103,040,821.30	95.971
Withheld	130,269,762.98	4.029
TOTAL	3,233,310,584.28	100.000
Marvin L. Mann
Affirmative	3,098,207,571.16	95.822
Withheld	135,103,013.12	4.178
TOTAL	3,233,310,584.28	100.000
William O. McCoy
Affirmative	3,098,777,234.57	95.839
Withheld	134,533,349.71	4.161
TOTAL	3,233,310,584.28	100.000
Robert L. Reynolds
Affirmative	3,096,316,342.67	95.763
Withheld	136,994,241.61	4.237
TOTAL	3,233,310,584.28	100.000
Cornelia M. Small
Affirmative	3,104,283,335.71	96.009
Withheld	129,027,248.57	3.991
TOTAL	3,233,310,584.28	100.000
William S. Stavropoulos
Affirmative	3,102,321,792.70	95.949
Withheld	130,988,791.58	4.051
TOTAL	3,233,310,584.28	100.000
Kenneth L. Wolfe
Affirmative	3,103,742,611.69	95.993
Withheld	129,567,972.59	4.007
TOTAL	3,233,310,584.28	100.000
A Denotes trust-wide proposals and voting results.